Exhibit 99.1

Keane Announces First Quarter 2019 Financial and Operational Results

HOUSTON, Texas (May 6, 2019) - Keane Group, Inc. (“Keane” or the “Company”) today reported first quarter 2019 financial and operational results.

Results and Recent Highlights

•	Reported first quarter 2019 revenue of $421.7 million, compared to fourth quarter 2018 of $486.5 million

•	Realized first quarter 2019 net loss of $21.8 million, compared to fourth quarter 2018 net income of $6.1 million

•	Achieved first quarter 2019 Adjusted EBITDA of $64.1 million, compared to fourth quarter 2018 of $88.4 million

•	Reported annualized Adjusted Gross Profit per fleet of $16.2 million, compared to fourth quarter 2018 of $20.9 million

•	Awarded a new fleet under a dedicated agreement with an existing customer to support activity in the SCOOP / STACK

First Quarter 2019 Financial Results

Revenue for the first quarter of 2019 totaled $421.7 million, a decrease of 13% compared to $486.5 million for the fourth quarter of 2018. Net loss per share for the first quarter of 2019 was $0.21, compared to net income per share of $0.06 for the fourth quarter of 2018. Excluding one-time items and other adjustments further discussed below, net loss for the first quarter of 2019 was $13.7 million, compared to net income of $11.4 million for the fourth quarter of 2018.

Adjusted EBITDA for the first quarter of 2019 totaled $64.1 million, compared to $88.4 million for the fourth quarter of 2018. Adjusted Gross Profit for the first quarter of 2019 was $84.0 million, compared to $113.9 million for the fourth quarter of 2018.

Selling, general and administrative expenses for the first quarter of 2019 totaled $27.9 million, compared to $28.5 million for the fourth quarter of 2018. Excluding one-time items, selling, general and administrative expenses for the first quarter of 2019 totaled $19.8 million, compared to $23.2 million for the fourth quarter of 2018, reflecting investments in technology made during the fourth quarter of 2018.

“We are pleased to deliver financial results at the high-end of our guidance, driven by the addition of a new dedicated fleet, and ongoing cost control,” said Robert Drummond, Chief Executive Officer of Keane. “Keane’s dedicated model of partnering with high-quality customers, and relentless focus on efficiency is driving performance delineation versus the market, including top-tier profitability per fleet.”

Completion Services

Revenue for Completion Services totaled $412.0 million for the first quarter of 2019, a decrease of 13% compared to $475.2 million for the fourth quarter of 2018, resulting from disruptions from severe weather, delays in pad readiness, reduction in net pricing and increased direct sourcing of sand by certain customers. For the first quarter of 2019, Keane had an average of 23.0 fleets deployed, of which utilization averaged 91%, resulting in equivalent of 21.0 fully-utilized fleets. Adjusted Gross Profit for Completion Services totaled $85.3 million for the first quarter of 2019, compared to $114.7 million for the fourth quarter of 2018.

Annualized revenue per average deployed hydraulic fracturing fleet for the first quarter of 2019 was $78.5 million, compared to $86.4 million for the fourth quarter of 2018. Annualized Adjusted Gross Profit per fleet totaled $16.2 million, compared to $20.9 million for the fourth quarter of 2018. Included in our results for the first quarter of 2019 was approximately $10 million of investment in labor and maintenance costs associated with maintaining several staffed and market-ready idle fleets.

Other Services

Revenue in Other Services for the first quarter of 2019 totaled $9.7 million, compared to $11.4 million for the fourth quarter of 2018.

First Quarter 2018 One-Time Items and Other Adjustments

Adjusted EBITDA for the first quarter of 2019 excludes $8.1 million of one-time items, including $4.1 million related to the resolution of a legal matter from 2015 and $4.0 million of non-cash stock compensation expense.

Balance Sheet and Capital

Total debt outstanding as of March 31, 2019 was $339.8 million, net of unamortized debt discounts and unamortized deferred charges and excluding lease obligations, compared to $340.7 million as of December 31, 2018. As of March 31, 2019, cash and equivalents totaled $83.7 million, compared to $80.2 million as of December 31, 2018.

Total available liquidity as of March 31, 2019 was approximately $255.0 million, which included availability under our asset-based credit facility. Total operating cash flow for the first quarter of 2019 was approximately $58.4 million. Our operating cash flow was primarily used to fund capital expenditures of approximately $50.0 million and debt service of approximately $6.5 million, excluding finance lease obligations. Keane continues to expect full-year 2019 capital expenditures to total $140 million at the mid-point of the Company’s forecast, which is expected to be more weighted to the first half of 2019 based on investments in strategic initiatives.

Stock Repurchase Program Update

Effective February 25, 2019, Keane’s Board of Directors authorized a reset of capacity on its existing stock repurchase program back to $100.0 million and extended the program’s expiration to December 2019. For the first quarter of 2019, Keane did not complete any additional stock repurchases. The stock repurchase program does not obligate Keane to purchase any shares of common stock during any period and the program may be modified or suspended at any time at the Company’s discretion.

Guidance and Outlook

For the second quarter of 2019, total revenue is expected to range between $400 million and $420 million. Keane’s hydraulic fracturing fleet for the second quarter of 2019 will include 29.0 deployable fleets, of which 23.0 are expected to be deployed. Keane expects to achieve utilization of approximately 90% of its deployed fleets, resulting in the equivalent of approximately 21.0 fully-utilized hydraulic fracturing fleets during the second quarter. Annualized Adjusted Gross Profit per fleet, based on 21.0 fully-utilized fleets, is expected to range between $17 million and $19 million.

Revenue for our Other Services business is expected to be in the range of $6 to $7 million on gross margins of approximately 10%. Our guidance for the second quarter of 2019 reflects our recent decision to idle cementing activities in one of our regions.

“Our first quarter performance is carrying momentum into the second quarter,” said Greg Powell. “We have realized roughly half of the approximately $20 million of adjusted EBITDA tailwinds we previously guided exiting the first quarter. The $10 million of strategic investments we have made in market-ready and staffed capacity has paid off, as we were successful in adding a dedicated agreement while further reducing our costs. Of the remaining $10 million of expected tailwinds associated with white space in the frac calendar, most remains to be realized. We remain confident that certain of our customers will be successful in eliminating these bottlenecks, resulting in additional earnings upside in future periods.”

“We are encouraged by the recent improvement in commodity prices, and are well positioned to grow as the market permits,” said Robert Drummond. “We continue to plan our business assuming a range-bound environment, but we’ll continue to stay nimble and responsive to the market. We are very well-positioned to deliver further earnings upside, including a strong base of activity, improvements in the frac calendar, and dry powder associated with our 6 idle market-ready fleets requiring no additional investment. We’re committed to generating industry leading returns, maintaining a strong balance sheet and allocating capital most efficiently, as we continue to expect more than $100 million of free cash flow generation in 2019.”

Conference Call

On May 7, 2019, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s first quarter 2019 results. Hosting the call will be Robert Drummond, Chief Executive Officer, and Greg Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 13689474. The replay will be available until May 21, 2019.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane’s primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” “positioned” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the Company’s future financial condition, results of operations, strategy and plans; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane’s Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane’s filings may be obtained by contacting Keane or the SEC or through Keane’s website at http://www.keanegrp.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended December 31,
	2019	2018	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$421,654	$513,016	$486,549
Operating costs and expenses:
Cost of services	337,646	403,408	372,654
Depreciation and amortization	71,476	60,051	71,403
Selling, general and administrative expenses	27,936	33,884	28,466
(Gain) loss on disposal of assets	481	769	(122)
Total operating costs and expenses	437,539	498,112	472,401
Operating income (loss)	(15,885)	14,904	14,148
Other income (expenses):
Other income (expense), net	448	(12,989)	(2,386)
Interest expense	(5,395)	(6,990)	(6,219)
Total other income (expenses)	(4,947)	(19,979)	(8,605)
Income (loss) before income taxes	(20,832)	(5,075)	5,543
Income tax benefit (expense)	(974)	(3,168)	585
Net income (loss)	(21,806)	(8,243)	6,128
Other comprehensive income (loss):
Foreign currency translation adjustments	(29)	(34)	(77)
Hedging activities	(2,862)	2,211	(4,309)
Total comprehensive income (loss)	$(24,697)	$(6,066)	$1,742

Net income (loss) per share, basic	$(0.21)	$(0.07)	$0.06
Weighted average shares, basic	104,422	112,010	105,265

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS	March 31,	December 31,
	2019	2018
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	83,748	80,206
Accounts receivable	195,563	210,428
Inventories, net	30,959	35,669
Assets held for sale	358	176
Prepaid and other current assets	3,693	5,784
Total current assets	314,321	332,263
Operating lease right-of-use assets	51,386	—
Finance lease right-of-use assets	11,841	—
Property and equipment, net	492,978	531,319
Goodwill	132,524	132,524
Intangible assets	51,271	51,904
Other noncurrent assets	6,246	6,569
Total Assets	1,060,567	1,054,579
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	106,964	106,702
Accrued expenses	74,238	101,539
Current maturities of operating lease liabilities	20,776	—
Current maturities of finance lease liabilities	7,756	4,928
Current maturities of long-term debt	2,701	2,776
Customer contract liabilities	60	60
Stock based compensation - current	—	4,281
Other current liabilities	407	294
Total current liabilities	212,902	220,580
Long-term operating lease liabilities, less current maturities	30,312	—
Long-term finance lease liabilities, less current maturities	5,590	5,581
Long-term debt, net(1) less current maturities	337,140	337,954
Other non-current liabilities	5,639	3,283
Total non-current liabilities	378,681	346,818
Total liabilities	591,583	567,398
Shareholders’ equity:
Stockholders’ equity	461,903	456,485
Retained (deficit)	11,018	31,494
Accumulated other comprehensive (loss)	(3,937)	(798)
Total shareholders’ equity	468,984	487,181
Total liabilities and shareholders’ equity	1,060,567	1,054,579

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended March 31,		Three Months Ended December 31,
	2019	2018	2018
Completion Services:
Revenues	$411,975	$507,451	$475,158
Cost of services	326,670	397,064	360,430
Gross profit	85,305	110,387	114,728
Depreciation, amortization and administrative expenses, and impairment	66,747	55,180	66,793
Operating income	$17,967	$54,265	$48,025

Average hydraulic fracturing fleets deployed	23.0	26.0	25.0
Average hydraulic fracturing fleet utilization	91%	100%	88%
Wireline - fracturing fleet bundling percentages	78%	76%	79%
Average annualized revenue per fleet deployed(1)	$78,471	$78,069	$86,392
Average annualized adjusted gross profit per fleet deployed(1)	$16,248	$16,983	$20,860
Adjusted gross profit	$85,305	$110,387	$114,728

Other Services:
Revenues	$9,679	$5,565	$11,391
Cost of services	10,976	6,344	12,224
Gross loss	(1,297)	(779)	(833)
Depreciation, amortization and administrative expenses, and impairment	873	1,398	871
Operating loss	(2,170)	(2,177)	(1,704)
Adjusted gross profit loss	$(1,297)	$(779)	$(833)

(1)
For the first quarter of 2019, average annualized revenue per fleet deployed and average annualized adjusted gross profit per fleet deployed was calculated using the equivalent of 21.0 fully-utilized hydraulic fracturing fleets, which represents 91% utilization of the Company’s 23.0 average hydraulic fracturing fleets deployed.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31, 2019
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$17,967	$(2,170)	$(37,603)	$(21,806)
Interest expense, net	—	—	5,395	5,395
Income tax expense	—	—	974	974
Depreciation and amortization	66,747	873	3,856	71,476
EBITDA	$84,714	$(1,297)	$(27,378)	$56,039
Plus Management Adjustments:
Non-cash stock compensation (1)	—	—	3,973	3,973
Other (2)	—	—	4,120	4,120
Adjusted EBITDA	$84,714	$(1,297)	$(19,285)	$64,132
Selling, general and administrative	—	—	27,936	27,936
(Gain) loss on disposal of assets	591	—	(110)	481
Other expense	—	—	(448)	(448)
Less Management Adjustments not associated with cost of services	—	—	(8,093)	(8,093)
Adjusted gross profit (loss)	$85,305	$(1,297)	$—	$84,008

(1) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.
(2) Represents legal contingencies, which is recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$48,025	$(1,704)	$(40,193)	$6,128
Interest expense, net	—	—	6,219	6,219
Income tax benefit	—	—	(585)	(585)
Depreciation and amortization	66,793	871	3,739	71,403
EBITDA	$114,818	$(833)	$(30,820)	$83,165
Plus Management Adjustments:
Non-cash stock compensation (1)	—	—	5,242	5,242
Adjusted EBITDA	$114,818	$(833)	$(25,578)	$88,407
Selling, general and administrative	—	—	28,466	28,466
Gain on disposal of assets	(90)	—	(32)	(122)
Other income	—	—	2,386	2,386
Less Management Adjustments not associated with cost of services	—	—	(5,242)	(5,242)
Adjusted gross profit (loss)	$114,728	$(833)	$—	$113,895

(1) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$54,265	$(2,177)	$(60,331)	$(8,243)
Interest expense, net	—	—	6,990	6,990
Income tax expense	—	—	3,168	3,168
Depreciation and amortization	55,180	1,398	3,473	60,051
EBITDA	$109,445	$(779)	$(46,700)	$61,966
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	13,254	13,254
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	3,073	3,073
Adjusted EBITDA	$109,445	$(779)	$(17,404)	$91,262
Selling, general and administrative	—	—	33,884	33,884
(Gain) loss on disposal of assets	942	—	(173)	769
Other income	—	—	12,989	12,989
Less Management Adjustments not associated with cost of services	—	—	(29,296)	(29,296)
Adjusted gross profit (loss)	$110,387	$(779)	$—	$109,608

(1) Represents adjustment to the contingent value right liability associated with the acquisition of RockPile Energy Services, LLC and its subsidiaries from RockPile Energy Holdings, LLC based on the final agreed-upon settlement.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.